Exhibit 10.10c

                                    EXHIBIT A
                              To Agreement between
                         The Estee Lauder Companies Inc.
                                       and
                               Fred H. Langhammer
                          and dated as of July 1, 1995


                           SHARE UNIT AND OPTION GRANT AGREEMENT (this
         "Agreement") dated this 16th day of November, 1995 providing for the granting of options by The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), to Fred H. Langhammer, an Executive employee of the Company (the "Executive").

                           By agreement dated as of July 1, 1995, the Company has employed the Executive in the position of President and Chief Operating Officer of the Company (the "Employment Agreement"). As contemplated by the Employment Agreement, and as set out at Section 4(c) therein, the Board of Directors of the Company has determined that the Executive is to be granted options to purchase shares of the Company's Class A Common Stock, par value $.01 per share (the "Shares"), on the terms and subject to the conditions hereinafter provided. Additionally, the Board of Directors of the Company has determined as set out at Section 4(b) of the Employment Agreement that the Executive is to be granted a number of share units to be maintained in a notional account, each such unit representing one Share (the "Share Units") and dividend equivalent rights thereon.

                           The stock options to be granted pursuant hereto shall not be Incentive Stock Options as defined in Section 422A of the Internal Revenue Code of 1986, as amended, (the "Code").

                           1. NUMBER OF SHARES COVERED BY OPTIONS. Provided that Shares shall have been offered for sale to the public in compliance with the Securities Act of 1933, as amended (the "Securities Act"), on or prior to December 31, 1995, the Company hereby awards to the Executive options to purchase 1,300,000 Shares (the "Stock Options") as follows:

                           (a)    500,000 Stock Options shall be awarded as of
                                   the date that Shares are first offered for
                                    sale to the public (the "Initial Award");

                           (b)    200,000 Stock Options shall be awarded as of
                                         July 1, 1996 (the


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                                       "1996 Award");

                           (c)    200,000 Stock Options shall be awarded as of
                                        July 1, 1997 (the "1997 Award");

                           (d)    200,000 Stock Options shall be awarded as of
                                        July 1, 1998 (the "1998 Award"); and

                           (e)    200,000 Stock Options shall be awarded as of
                                        July 1, 1999 (the "1999 Award").

                           Notwithstanding the foregoing, no award shall be made if the Employment Agreement shall have been terminated for any reason on or prior to the date scheduled for such award.

                           2. EXERCISE PRICE. For each Stock Option granted hereunder, the per-share exercise price shall be equal to 100% of the closing price of the Class A Common Stock on the New York Stock Exchange or any other national securities exchange or other market system as reported by the Wall Street Journal on the date of grant or, if there shall be no trading on such date, the date next preceding on which trading occurred (the "Market Value").

                           3. PAYMENT OF EXERCISE PRICE. The Stock Option exercise price may be paid in cash, by the delivery of shares of Class A Common Stock of the Company then owned by the Executive or by a combination of these methods. Payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Company may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Class A Common Stock of the Company then owned by the Executive, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company may issue to the Executive only the number of incremental shares to which the Executive is entitled upon exercise of the Stock Option.

                           4. EXERCISE PERIOD. Stock Options granted hereunder shall be exercisable as set forth below.

           (a) With respect to Stock Options granted in the Initial Award:

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              (i)  166,667 of such Stock Options may be exercised from and after
                                       January 1, 1999;

              (ii) 166,667 of such Stock Options may be exercised from and after January 1, 2000; and

              (iii) 166,666 of such Stock Options may be exercised from and after January 1, 2001.

         (b) With Respect to Stock Options granted in the 1996 Award:

              (i)   66,667 of such Stock Options may be exercised from and after
                                       January 1, 2000;

              (ii)  66,667 of such Stock Options may be exercised from and after
                                       January 1, 2001; and

              (iii) 66,666 of such Stock Options may be exercised from and after
                                       January 1, 2002.

         (c) With respect to Stock Options granted in the 1997 Award:

              (i)   66,667 of such Stock Options may be exercised from and after
                             January 1, 2001;

              (ii)  66,667 of such Stock Options may be exercised from and after
                             January 1, 2002; and

              (iii) 66,666 of such Stock Options may be exercised from and after
                             January 1, 2003.

         (d) With respect to Stock Options granted in the 1998 Award:

              (i)   66,667 of such Stock Options may be exercised from and after
                             January 1, 2002;

              (ii)  66,667 of such Stock Options may be exercised from and after
                             January 1, 2003; and

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              (iii) 66,666 of such Stock Options may be exercised from and after
                             January 1, 2004.

         (e) With respect to Stock Options granted in the 1999 Award:

              (i)   66,667 of such Stock Options may be exercised from and after
                             January 1, 2003;

              (ii)  66,667 of such Stock Options may be exercised from and after
                             January 1, 2004; and

              (iii) 66,666 of such Stock Options may be exercised from and after
                             January 1, 2005.

               No Stock Option awarded hereunder shall be exercisable later than ten years after the date it is awarded except in the event of the Executive's death, in which case, the exercise period of Stock Options awarded but unexercised as of the date of death may be extended beyond such period but no later than one year after the date of death. Stock Options awarded hereunder shall not be transferrable otherwise then by will or the laws of descent and distribution, and shall be exercisable during the Executive's lifetime only by the Executive. Any attempted transfer contrary to the foregoing shall be null and void and without effect.

               5. POST-EMPLOYMENT EXERCISES. The exercise of any Stock Option after termination of the Executive's employment with the Company shall be subject to satisfaction of the conditions precedent that the Executive neither
(i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself in a manner adversely affecting the Company.

               6. SHARE UNITS. Provided that Shares have been offered for sale to the public in compliance with the Securities Act on or prior to December 31, 1995, the Company shall establish a Share Unit Account for the Executive, and shall credit thereto a number of share units equal to $1,500,000 divided by the initial offering price of one share of Class A Common Stock as established at the Offering Date, rounded to the next lower whole unit. Thereafter, as of each July 1 during the Term of Employment, the Company shall credit to such Share Unit Account a number of share units equal to (x) $1,500,000 divided by (y) the average closing price of the Class A Common Stock on the New York Stock Exchange or any other national securities exchange or other market system as reported by the Wall Street Journal for the twenty (20) trading days next

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preceding such July 1 (the "Average Share Price"), rounded to the next lower whole unit. The number of share units credited as of any July 1 shall not exceed 100,000. In the event that, as of any July 1, the Average Share Price times 100,000 shall be less than $1,500,000, the amount of such deficiency shall be credited as a cash addition to a bookkeeping account in the name of the Executive, and shall be credited with interest and paid to the Executive in accordance with Section 3(c) of the Employment Agreement.

               Additionally, as of each date during the Term of Employment (and continuing thereafter until full payment of share units shall be made) that the Company shall declare a dividend to holders of record of the Class A Common Stock (a "Record Date"), the Company shall credit to such Share Unit Account a number of share units equal to (x) the aggregate dividend payable on a number of shares equal to the number of share units credited to the Share Unit Account as of such Record Date, divided by (y) the average closing price of the Class A Common Stock on the New York Stock Exchange or any other national securities exchange or other market system as reported by The Wall Street Journal for the twenty (20) trading days next preceding such Record Date, rounded to the next lower whole unit.

               Share units credited to the Share Unit Account during any Contract Year hereunder shall be non-forfeitable as long as the Executive shall remain in the employ of the Company during the entirety of such Contract Year. In the event that the employment of Executive shall terminate during any Contract Year hereunder (other than a termination due to disability or death, or a termination in accordance with Section 6(c) or 6(f) of the Employment Agreement), share units credited or creditable to the Share Unit Account during such Contract Year shall be forfeited and shall be neither due nor payable to the Executive.

               The Company shall make full payment to the Executive of the Share Unit Account on a date to be chosen by it, but in no event later than the first anniversary of the Executive's termination from employment with the Company. Such payment shall be made by transfer to the Executive of a number of shares of Class A Common Stock of the Company equal to the number of share units credited to the Share Unit Account as of the date of such payment, reduced by the number of shares having a value, as of the date of such payment, equal to the federal, state and local withholding tax due and owing in connection with such transfer. In the event of the death of the Executive prior to the date that full payment of the Share Unit Account shall have been made, payment thereof shall be made to the Executive's executor or administrator.



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                  7. ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

                      (a) If there shall be any change in the Class A Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to all holders of Class A Common Stock of the Company, an adjustment shall be made to each outstanding Stock Option and Share Unit such that each such Stock Option shall thereafter be exercisable for and such Share Unit shall be equivalent to such securities, cash and/or other property as would have been received in respect of the Class A Common Stock subject to such Stock Option had it been exercised or such Share Unit had it been paid in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of the Executive's rights hereunder, the Company will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued with respect to any Stock Option or Share Unit hereunder, the number and kind of shares subject to outstanding Stock Options or related to outstanding Share Units, the exercise price applicable to outstanding Stock Options, and the Market Value of the Class A Common Stock and other value determinations applicable to Stock Options and Share Units. Appropriate adjustments may also be made by the Company in the terms of any Stock Options or Share Units to reflect such changes or distributions and to modify any other terms of outstanding Stock Options and Share Units on an equitable basis. In addition, the Company is authorized to make adjustments to the terms and conditions of Stock Options and Share Units, in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

                      (b) Notwithstanding any other provision hereunder, if there is a "Change in Control" (as hereinafter defined) of the Company, all then outstanding Stock Options shall immediately become exercisable and all outstanding Share Units shall become immediately payable. For purposes of this
Section 7(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                           (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or


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                           (ii)  During any period of two (2) consecutive years,
                                 the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

                           (iii) The Company's Class A Common Stock shall cease
                                 to be publicly traded; or

                           (iv) The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

                           (v) The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 7(b)(ii) or (b)(iii) above, and such transaction shall have been consummated.

               Notwithstanding the foregoing, (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities shall not, by themselves, constitute a Change in Control of the Company, (B) any spin-off of a division or subsidiary of the Company to its stockholders and (C) any event listed in clauses (i) through (v) above that the Board of Directors determines not to be a Change in Control of the Company, shall not constitute a Change in Control of the Company.

               For purposes of this Section 7(b), "Continuing Directors" shall mean (x) the directors of the Company in office on the date that shares of the Company's Class A Common Stock are first offered for sale to the public and (y) any successor to any such director and any additional director who after such date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

               The Company, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the Executive, and the Executive shall receive, with respect to each share of Class A Common Stock subject to


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such Stock Option, an amount equal to the excess of the Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Company, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to any Stock Option awarded hereunder within six
(6) months before the occurrence of a Change in Control if the Executive is subject to the reporting requirements of Section 16(c) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to the Executive.

               8. WITHHOLDING. All payments or distributions of Stock Options and Share Units made hereunder shall be net of any amounts required to be withheld pursuant to applicable Federal, state and local tax withholding requirements. The Company may require the Executive to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Class A Common Stock. The Company may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Executive to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Stock Option or Share Unit by electing to have the Company withhold shares of Class A Common Stock having a Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

               9. TENURE. The Executive's right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his award hereunder.

               10. INVESTMENT REPRESENTATION AND RELATED MATTERS. The Executive hereby represents that Stock Options and Share Units awarded hereunder are being acquired for investment purposes and not for sale or with a view to distribution thereof. The Executive hereby acknowledges that as of the date hereof there does not exist a Registration Statement on an appropriate form under the Securities Act and applicable state securities laws that has become effective and includes a prospectus which is current with respect to shares of Class A Common Stock subject to Stock Options and Share Units awarded hereunder. Accordingly, the Executive acknowledges and agrees that any subsequent offer for sale or sale of any such shares of Class A Common Stock shall be made either pursuant to (i) a Registration Statement on appropriate form under the Securities Act and, where applicable, state securities laws, which Registration Statement shall have become effective and shall be current with respect to the shares of Class A Common Stock being offered and sold, or (ii) a specific exemption from the registration


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requirements of the Securities Act and any applicable securities laws, but in claiming such exemption, the Executive shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the applicability of such exemption.

               The Executive agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares acquired hereunder such legends referring to the foregoing restrictions and any other applicable restrictions, as it may deem appropriate.

               11. NOTICES. Any notice required or permitted under this Agreement shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, return receipt requested to the Executive,in any case, in accordance with Section 16 of the Employment Agreement.

               12. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of the this Agreement shall in no manner be construed to be a waiver of such provision or of any other provision hereof.

               13. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of New York, applicable to agreements made and performed in that state.

               14. PARTIAL INVALIDITY. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

               15. COUNTERPARTS. This Agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

               16. AMENDMENT. This Agreement may not be amended except by an instrument in writing making specific reference hereto signed by each of the parties hereto; PROVIDED, however, the provisions of Section 1 hereof may not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder.




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               IN WITNESS WHEREOF, the Company has executed this Agreement in duplicate on the date and year first above written.

                               THE ESTEE LAUDER COMPANIES INC.



                               By:  /s/ ANDREW J. CAVANAUGH
                                  -----------------------------------------
                                  Name:  Andrew J. Cavanaugh
                                  Title: Senior Vice President - Corporate Human
                                         Resources

         The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Option Agreement.

                               /s/  FRED H. LANGHAMMER
                               --------------------------------------------
                               Fred H. Langhammer












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